Exhibit 3.1(b)
RESTATED
CERTIFICATE OF LIMITED PARTNERSHIP OF
CONSULTING GROUP MANAGED FUTURES FUND L.P.
UNDER SECTION 121-208 OF
THE REVISED LIMITED PARTNERSHIP ACT
     THE UNDERSIGNED, for the purpose of amending and restating the Certificate of Limited Partnership of a partnership pursuant to Section 121-208 of the Revised Limited Partnership Act of New, York, does hereby certify:
     1. The name of the limited partnership is Consulting Group Managed Futures Fund L.P. The name under which the Partnership was formed was Consulting Group Managed Futures Fund L.P.
     2. The Partnership’s original Certificate of Limited Partnership was filed on May 10, 1994.
     3. The Certificate of Limited Partnership is hereby amended to change the name of the Partnership, to change the name of the General Partner from Smith Barney Shearson Futures Management Inc. to Smith Barney Futures Management Inc. and to change its address for service of process.
     4. The Certificate of Limited Partnership is hereby amended and restated to read as herein set forth in full:
     1. The name of the limited partnership is Smith Barney Diversified Futures Fund L.P. II.
     2. The office of the limited partnership is to be located in the County of New York, State of New York.
     3. The Secretary of State of the State of New York is hereby designated the agent of the Limited partnership upon whom process served against the limited partnership may be served. The post office address to which the Secretary of State shall mail a copy of any process against the limited partnership served upon him as agent of the limited partnership is Smith Barney Futures Management Inc., 390 Greenwich Street, New York, New York 10013, Attention: Alexander J. Sloane.
     4. Corporation System, having a business address at 1633 Broadway, New York, New York 10019, is hereby designated pursuant to Section 121-105 of the Revised Limited Partnership Act of New York, the registered agent of the limited partnership upon whom process may be served.

     5. The name and business or residence address of each general partner is as follows:

Name	Residence

Smith Barney	390 Greenwich Street

Futures Management	New York, New York 10013
     6. The latest date on which the Partnership shall dissolve is December 31, 2014.
     IN WITNESS WHEREOF, I have made and signed this certificate this 31st day of July, 1995, and I affirm the statements contained herein as true under penalties of perjury.

General Partner Smith Barney Futures Management Inc.
By:	/s/ Alexander J. Sloane
Alexander J. Sloane
President